Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements

On March 16, 2016, Owens Realty Mortgage, Inc. (the "Company") entered into a Purchase Agreement and Deposit Receipt (the "Purchase Agreement"), as amended on June 7, 2016 (the "Amendment"), to sell the property (the "TOTB Property") commonly known as the "Treasures on the Bay" for $75.5 million to Interwest Capital Corporation. The TOTB Property includes the 169 condominium units and 160 apartment units and related land and assets which were held by TOTB Miami, LLC ("TOTB Miami") and TOTB North, LLC ("TOTB North" and together with TOTB Miami "TOTB"). The Company owns an 80.74% interest in TOTB, and the Company's manager, Owens Financial Group, Inc., is the owner of the other 19.26% interest in TOTB.

The Company closed on the sale of the TOTB Property on September 14, 2016.

The foregoing description of the amended Purchase Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement, which was attached as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on March 22, 2016 and the Amendment, which was attached as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on June 8, 2016.

The Company intends to use the majority of its net proceeds from the sale of the TOTB Property to invest in new mortgage loans and/or to reduce Company debt. The accompanying Pro Forma Condensed Consolidated Financial Statements, in accordance with SEC rules and regulations, do not reflect any use of such proceeds.

The accompanying Pro Forma Condensed Consolidated Balance Sheet of the Company is presented as if the TOTB Property (and all related assets and liabilities) had been sold on June 30, 2016. The accompanying unaudited Pro Forma Condensed Consolidated Statements of Income for the six month-period ended June 30, 2016 and for the year ended December 31, 2015 of the Company are presented as if the TOTB Property had been sold on January 1, 2015. The unaudited Pro Forma Condensed Consolidated Balance Sheet is segregated into separate components as follows:

•	the historical Consolidated Balance Sheet of the Company;
•
the pro forma details of the sale, including the net cash received and retained earnings from the estimated gain on sale and the elimination of the historical combined financial position of the TOTB Property (and related assets and liabilities), certain mortgage debt that was required to be paid off at the closing of the sale and the related non-controlling interest; and

•	the Pro Forma Condensed Consolidated Balance Sheet of the Company.

The unaudited Pro Forma Condensed Consolidated Statements of Income are segregated into separate components as follows:

•	the historical Consolidated Statements of Income of the Company;
•
the elimination of the historical revenues and expenses of the TOTB Property, including elimination of depreciation on the property and interest expense on the mortgage debt that was required to be paid off at the closing of the sale, as well as the elimination of the related net income attributable to non-controlling interest; and

•	the Pro Forma Condensed Consolidated Statements of Income of the Company.

These Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with:

•
The Company's historical consolidated financial statements and notes thereto as of and for the six-month period ended June 30, 2016, included in the Company's Form 10-Q filed with the SEC on August 8, 2016; and

•	The Company's historical consolidated financial statements and notes thereto as of and for the year ended December 31, 2015, included in the Company's Form 10-K filed with the SEC on March 14, 2016.

In management's opinion, all adjustments necessary to reflect the disposition of the TOTB Property have been made. The following unaudited Pro Forma Condensed Consolidated Balance Sheet does not purport to represent the future financial position of the Company. The unaudited Pro Forma Condensed Consolidated Statements of Income are not necessarily indicative of what the actual results of operations would have been for the six-month period ended June 30, 2016 or for the year ended December 31, 2015 assuming the above transaction had been consummated on January 1, 2015, nor do they purport to represent the future events of operations of the Company.

Owens Realty Mortgage, Inc.
Pro Forma Condensed Consolidated Balance Sheet
June 30, 2016
(Unaudited)

Assets	(A) As Reported	(B) TOTB Disposition		Pro Forma
Cash and cash equivalents	$747,494	$33,045,873	B1	$33,793,367
Restricted cash	8,954,472	(454,472)		8,500,000
Loans, net	117,799,946	—		117,799,946
Interest and other receivables	2,186,080	(19,113)		2,166,967
Other assets, net	893,316	(65,311)		828,005
Deferred financing costs, net	276,250	—		276,250
Deferred tax assets, net	7,368,835			7,368,835
Investment in limited liability company	2,141,342	—		2,141,342
Real estate held for sale	119,713,119	(54,526,938)		65,186,181
Real estate held for investment, net	43,136,122	—		43,136,122

Total assets	$303,216,976	$(22,019,961)		$281,197,015

Liabilities and Equity
Liabilities:
Dividends payable	$819,798	$—		$819,798
Due to Manager	334,554	—		334,554
Accounts payable and accrued liabilities	6,170,485	(865,091)		5,305,394
Deferred gains	209,662	—		209,662
Lines of credit payable	38,747,415	—		38,747,415
Notes and loans payable on real estate	49,453,984	(32,392,264)		17,061,720
Total liabilities	95,735,898	(33,257,355)		62,478,543
Equity:
Stockholders' equity:
Common stock	111,981	—		111,981
Additional paid-in capital	182,437,522	—		182,437,522
Treasury stock	(12,852,058)	—		(12,852,058)
Retained earnings	33,495,951	15,525,076	B2	49,021,027
Total stockholders' equity	203,193,396	15,525,076		218,718,472
Noncontrolling interests	4,287,682	(4,287,682)		—
Total equity	207,481,078	11,237,394		218,718,472

Total liabilities and equity	$303,216,976	$(22,019,961)		$281,197,015

See accompanying notes

Owens Realty Mortgage, Inc.
Pro Forma Condensed Consolidated Statement of Income
Six Months Ended June 30, 2016
(Unaudited)

	(C) As Reported	(D) TOTB Disposition	Pro Forma

Revenues:
Interest income on loans	$4,239,020	$—	$4,239,020
Rental and other income from real estate properties	4,591,401	(1,795,846)	2,795,555
Income from investment in limited liability company	87,310	—	87,310
Total revenues	8,917,731	(1,795,846)	7,121,885
Expenses:
Management fees to Manager	1,590,664	—	1,590,664
Servicing fees to Manager	144,606	—	144,606
General and administrative expense	903,345	—	903,345
Rental and other expenses on real estate properties	3,839,307	(1,316,240)	2,523,067
Depreciation and amortization	652,920	—	652,920
Interest expense	1,688,755	(704,707)	984,048
Provision for loan losses	385,995	—	385,995
Impairment losses on real estate properties	2,110,150	—	2,110,150
Total expenses	11,315,742	(2,020,947)	9,294,795
Operating loss	(2,398,011)	225,101	(2,172,910)
Gain on sales of real estate, net	4,838,815	—	4,838,815
Net income before income tax benefit	2,440,804	225,101	2,665,905
Income tax benefit	7,368,835	—	7,368,835
Net income	9,809,639	225,101	10,034,740
Less: Net income (loss) attributable to noncontrolling interests	43,355	(43,355)	—

Net income attributable to common stockholders	$9,852,994	$181,746	$10,034,740

Per common share data:
Basic and diluted earnings per common share	$0.96		$0.98
Basic and diluted weighted average number of common shares outstanding	10,247,477		10,247,477

See accompanying notes

Owens Realty Mortgage, Inc.
Pro Forma Condensed Consolidated Statement of Income
Year Ended December 31, 2015
(Unaudited)

	(C) As Reported	(D) TOTB Disposition	Pro Forma

Revenues:
Interest income on loans	$8,277,004	$—	$8,277,004
Rental and other income from real estate properties	12,791,096	(3,608,594)	9,182,502
Income from investment in limited liability company	175,451	—	175,451
Total revenues	21,243,551	(3,608,594)	17,634,957
Expenses:
Management fees to Manager	2,051,134	—	2,051,134
Servicing fees to Manager	186,467	—	186,467
General and administrative expense	1,278,994	—	1,278,994
Rental and other expenses on real estate properties	8,510,110	(2,084,623)	6,425,487
Depreciation and amortization	2,052,181	(448,604)	1,603,577
Interest expense	1,938,113	(689,784)	1,248,329
Bad debt expense from uncollectible rent	152,805	—	152,805
Recovery of loan losses	(1,026,909)	—	(1,026,909)
Impairment losses on real estate properties	1,589,434	—	1,589,434
Total expenses	16,732,329	(3,223,011)	13,509,318
Operating income	4,511,222	(385,583)	4,125,639
Gain on sales of real estate, net	21,818,553	—	21,818,553
Net income before income tax expense	26,329,775	(385,583)	25,944,192
Income tax expense	93,335	—	93,335
Net income	26,236,440	(385,583)	25,850,857
Less: Net income attributable to noncontrolling interests	(2,667,324)	74,263	(2,593,061)

Net income attributable to common stockholders	$23,569,116	$(311,320)	$23,257,796

Per common share data:
Basic and diluted earnings per common share	$2.22		$2.20
Basic and diluted weighted average number of common shares outstanding	10,594,807		10,594,807

See accompanying notes

Owens Realty Mortgage, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(A)	Reflects the consolidated balance sheet of the Company as contained in its historical consolidated financial statements included in the Form 10-Q as of and for the six months ended June 30, 2016 previously filed with the SEC.

(B)	Represents the elimination of the assets and related liabilities of the properties sold. These adjustments also include net cash received at closing after repayment of debt owed on the properties.

(B1)	Represents the net proceeds received by the Company upon the sale of the TOTB Property, including distribution of remaining cash from operations held by TOTB (net of amounts distributed to non-controlling interest) as if the sale occurred on June 30, 2016.
(B2)	Represents the estimated gain on sale recognized by the Company upon completion of the sale of the TOTB Property as if the sale occurred on June 30, 2016 and was calculated as follows:
Sales price	$75,500,000
Less: Estimated closing costs	(1,427,049)
Less: TOTB Property net carrying amount as of June 30, 2016	(54,526,938)
Less: Write off of deferred financing costs as of June 30, 2016	(317,531)
Total estimated gain as of June 30, 2016	19,228,482
Less: Net gain attributable to non-controlling interest	(3,703,406)
Net gain attributable to Owens Realty Mortgage, Inc.	$15,525,076

(C)	Reflects the consolidated statements of income of the Company as contained in the historical consolidated financial statements included in its Form 10-Q as of and for the six months ended June 30, 2016 and its Form 10-K as of and for the year ended December 31, 2015 previously filed with the SEC on March 14, 2016 and August 8, 2016, respectively.

(D)	Reflects the elimination of the actual historical results of operations of the TOTB Property (revenues and expenses) for the six months ended June 30, 2016 and for the year ended December 31, 2015 as if the disposition occurred on January 1, 2015. The estimated gain of $19,228,482 is not included in the pro forma consolidated statement of income for the year ended December 31, 2015 as it represents a non-recurring item that results directly from the transaction and will be included in the consolidated financial results of the Company within twelve months of the transaction.